UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

CROWN ELECTROKINETICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices, including Zip Code)

(458) 212-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2025, Crown Electrokinetics Corp., a Delaware corporation (the “Company”), Crown EK Acquisition LLC, a Delaware limited liability company (“Parent”) and Crown EK Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $3.15 per share, or as otherwise adjusted pursuant to the Merger Agreement (the “Offer Price”), net to the seller in cash, without interest, subject to the conditions set forth in the Merger Agreement.

Consummation of the Offer is subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, including, among others, (a) there shall have been validly tendered in the Offer (and not validly withdrawn) immediately prior to the expiration of the Offer that number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined in the General Corporation Law of the State of Delaware (the “Delaware Law”) that represent a majority of the total number of Shares outstanding at the expiration of the Offer that were owned of record or beneficially by the Unaffiliated Public Stockholders (as defined in the Merger Agreement) prior to commencement of the Offer, (b) the absence of any applicable law prohibiting the consummation of the Offer and the Merger, (c) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)), (d) the absence of a Company Material Adverse Effect and (e) the Company’s performance in all material respects of its obligations under the Merger Agreement. The consummation of the Offer and the Merger is not subject to a financing condition.

The Merger Agreement provides that Purchaser and Parent will commence the Offer no later than 15 business days after the date of the Merger Agreement. The Offer will expire at one minute after 11:59 p.m., Eastern time, on the date that is 20 business days following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Subject to certain conditions, if Parent, Purchaser and their respective subsidiaries do not own in the aggregate at least 90% of the total Shares outstanding prior to the fifth (5th) business day after the later of the date and time at which Shares are first accepted for payment under the Offer (the “Acceptance Date”) and the expiration of any “subsequent offering period” (or any extension thereof) in accordance with Rule 14d-11 of the Securities Exchange Act of 1934 (the “1934 Act”), if applicable, Purchaser shall be obligated to purchase from the Company the number of shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Parent and Purchaser or any of their respective subsidiaries (other than the Company and its subsidiaries) shall constitute at least 90% of the total Shares then outstanding (assuming the issuance of Top-Up Shares) at a price per share equal to the Offer Price.

Following consummation of the Offer, and, if applicable, the closing of the purchase of the Top-Up Shares, Purchaser will merge with and into the Company in accordance with Delaware Law, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), whereupon, the separate existence of Purchaser shall cease and the Company shall be the surviving corporation of the Merger. In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that is not tendered and accepted pursuant to the Offer (other than the Shares owned by the Company, Purchaser or Parent or any of their respective subsidiaries, Shares subject to restricted stock awards (“RSAs”), and Shares as to which appraisal rights have been perfected in accordance with applicable law) will automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Offer Price in cash and without interest, less any applicable tax withholding. At the Effective Time, each outstanding and unexercised option to purchase Shares of the Company under the Company’s 2016 Equity Inventive Plan, 2020 Long-Term Incentive Plan, 2022 Long-Term Incentive Plan, 2022 Long-Term Incentive Plan and 2024 Equity Incentive Plan (each, a “Company Stock Option”), whether vested or unvested, that has an exercise price less than the Offer Price will be automatically canceled and converted into the right to receive (without interest), membership interest options in Parent. At the Effective Time, each Company Stock Option that has an exercise price equal to or greater than the Offer Price will be canceled for no consideration and any Company Stock Option owned by a non-employee director shall be cancelled and converted into the right to receive (without interest) cash in an amount equal to the product of (1) the number of Shares subject to such option and (2) the amount, if any, by which the Offer Price exceeds the per Share strike price of such Company Stock Option.

At the Effective Time, except as provided below, (a) each Company restricted stock unit (“RSU”) or RSA that vested at or prior to the Effective Time and is not owned by a non-employee member of the Board will be automatically canceled and converted into the right to receive (without interest) awards grants relating to membership interests in Parent representing an ownership interest in Parent in the same proportion as the ownership interests in the Company represented by such Company RSU or RSA (taking into account the differences in the equity interests subject thereto), (b) each RSU or RSA that has not vested at or prior to the Effective Time and is not owned by a non-employee member of the Board will be automatically converted into unvested awards grants relating to membership interests in Parent representing an ownership interest in Parent in the same proportion as the ownership interests in the Company represented by such unvested Company RSU or RSA (taking into account the differences in the equity interests subject thereto) which shall vest over time under the same vesting schedule as set forth in the Company RSUs and RSAs as in effect immediately prior to the Effective Time, and (c) each Company RSU or Company RSA that is owned by a non-employee member of the Board, whether vested or not vested, shall be canceled and converted and converted into the right to receive (without interest) cash in an amount equal to the product of (1) the number of Shares subject to such Company RSU or Company RSA and (2) the Offer Price.

A special committee (the “Company Special Committee”) consisting solely of the three independent and disinterested members of the Company’s board of directors (the “Company Board of Directors”) has received a Fairness Opinion (as defined in the Merger Agreement) and unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, the Company and the stockholders of the Company (excluding the stockholders that are not directors, officers, or employees of the Company or any of its subsidiaries and that are not controlled by any such director, officer or employee (the “Unaffiliated Public Stockholders”)), (ii) determined that the Merger Agreement is advisable and in the best interests of the Company and the Unaffiliated Public Stockholders and (iii) recommended that the Company Board of Directors approve and authorize the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger in accordance with the Delaware Law.

The Company Board of Directors has, acting on the unanimous recommendation of the Company Special Committee, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to, and in the best interests of, the Company and the Unaffiliated Public Stockholders, (ii) approved the Merger Agreement and the execution, delivery and performance of the Merger Agreement by the Company, (iii) declared the Merger Agreement advisable and approved the transactions contemplated thereby, including the Offer and the Merger, in accordance with the Delaware Law, (iv) recommended that the stockholders of the Company accept of the Offer and, if required by applicable Law, vote in favor of the approval and adoption of this Agreement and the Transactions, including the Offer and the Merger, in each case on the terms and subject to the conditions set forth in Merger Agreement, (v) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of the Company unless the Merger is consummated in accordance with Section 253 of the Delaware Law, and (vi) resolved that the Merger shall be consummated as soon as practicable..

The Merger Agreement contains customary representations and warranties by Parent, Purchaser and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between signing of the Merger Agreement and consummation of the Merger and other matters.

The Merger Agreement contains certain “Go-Shop” provisions that permit the Company and its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to solicit, initiate or take any action to facilitate or encourage the submission by any third party of any offer, proposal, indication of interest or inquiry relating to (i) any acquisition or purchase, direct or indirect, of (1) 25% or more of the consolidated assets of the Company, (2) equity or voting securities of the Company representing 25% or more of the voting power of all of the outstanding securities of the Company in relation to elections of directors of the Company or (3) any equity or voting securities of the Company or any of its subsidiaries which equity or voting securities represent, directly or indirectly, 25% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning equity or voting securities of the Company or any of its subsidiaries representing, directly or indirectly, 25% or more of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction pursuant to which such third party would hold, directly or indirectly, (1) 25% or more of the consolidated assets or voting securities of the Company or (2) any equity or voting securities of the Company or any of its subsidiaries which equity or voting securities represent, directly or indirectly, 25% or more of the consolidated assets of the Company, subject to certain conditions contained in the Merger Agreement.

The Merger Agreement contains termination rights for each of Parent and the Company including (1) termination by either Parent or the Company if the Acceptance Date shall not have occurred on or before August 31, 2025, (2) termination by the Company (a) if Parent and Purchaser shall have failed to cause to be deposited with the Depository (as defined in the Merger Agreement) pursuant to the Merger Agreement at least $5,474,556 within five business days after the date of the Merger Agreement or (b) in order to enter into an agreement providing an alternative transaction that is determined by the Company Board of Directors, upon the recommendation of the Company Special Committee, to be more favorable to the Unaffiliated Public Stockholders from a financial point of view than the Transactions (in which case the Company would be obligated to pay to Parent the sum of $500,000 as a reimbursement of specified expenses), and (3) termination by Parent if the Company makes an Adverse Recommendation Change (as defined in the Merger Agreement).

Simultaneous with the execution and delivery of the Merger Agreement, (a) Parent and the Company entered into a separate escrow agreement (the “Default Escrow Agreement”) with Wilmington Trust National Association (the “Default Escrow Agent”) and (b) Parent has deposited the sum of $500,000 with the Default Escrow Agent, who shall provide for the payment of such sum to the Company if the Merger Agreement is terminated as a direct or indirect result of any breach by Parent or Purchaser of any provision of the Merger Agreement or Offer.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules include information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Purchaser and Parent, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Purchaser or Parent and should not be relied upon by any person that is not a party to the Merger Agreement.

Item 8.01 Other Events.

On June 9, 2025, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.eference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 6, 2025, among Crown Electrokinetics Corp., Crown EK Acquisition LLC and Crown EK Merger Sub Corp.*
99.1	Joint Press Release, issued June 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Additional Information and Where to Find it

No tender offer for the shares of the Company has commenced at this time. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that Parent will file with the SEC upon the commencement of the Offer. A solicitation and offer to buy outstanding shares of the Company will only be made pursuant to the tender offer materials that the Purchaser intends to file with the SEC. At the time the tender offer is commenced, Purchaser will file tender offer materials on Schedule TO and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 and a transaction statement on Schedule 13E-3 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT AND THE SCHEDULE 13E-3 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), the Solicitation/Recommendation Statement and the Schedule 13E-3 will be made available for free at the SEC’s website at www.sec.gov. In addition, free copies of these materials (if and when they become available) will be made available by the Company by mail to Crown Electrokinetics Corp., 1110 NE Circle Blvd. Corvallis, Oregon 97330, Attn: Investor Relations, by email at ir@crownek.com or on the Company’s internet website at https://ir.crownek.com/.

Forward Looking Statements

This communication contains forward-looking statements related to the Company, Purchaser and the Transaction, which involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions.

Forward-looking statements reflect current beliefs and expectations; however, these statements involve inherent risks and uncertainties, including with respect to consummating the Transaction and any competing offers or acquisition proposals for the Company, uncertainties as to how many of the Company’s stockholders will tender their stock in the tender offer, the effects of the Transaction (or the announcement thereof) on the Company’s stock price, relationships with key third parties or governmental entities, transaction costs, risks that the Transaction disrupts current plans and operations or adversely affects employee retention, potentially diverting management’s attention from the Company’s ongoing business operations, changes in the Company’s business during the period between announcement and closing of the Transaction, and any legal proceedings that may be instituted related to the Transaction. Actual results could differ materially due to various factors, risks and uncertainties. Among other things, there can be no guarantee that the Transaction will be completed in the anticipated timeframe or at all, that the conditions required to complete the Transaction will be met, that any event, change or other circumstance that could give rise to the termination of the definitive agreement for the Transaction will not occur or that Purchaser will realize the expected benefits of the Transaction; and other risks listed under the heading “Risk Factors” in the Company’s periodic reports filed with the SEC, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, as well as the Schedule 14D-9 and Schedule 13E-3 that may be filed by the Company and the Schedule TO and related tender offer documents that may be filed by Purchaser. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to the Company, and the Company disclaims any obligation to update the information contained in this communication as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer

Dated: June 9, 2025